EXHIBIT 23

           Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-83958 and Registration Statement No. 33-86354.



/s/ Arthur Andersen LLP
Arthur Andersen LLP
St. Louis, Missouri,
December 28, 1999